Exhibit 2.1

Execution Version

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Third Amendment to Purchase and Sale Agreement (this “Amendment”) is made on December 21, 2017, by and among Whitehorse Energy, LLC, a Delaware limited liability company, Whitehorse Energy Delaware, LLC, a Delaware limited liability company, and Whitehorse Delaware Operating, LLC, Delaware limited liability company, Siltstone Resources II - Permian, LLC, a Delaware limited liability company, Siltstone Resources II-B-Permian, LLC, a Delaware limited liability company (collectively, “Sellers” and each, a “Seller”), and Rosehill Operating Company, LLC, a Delaware limited liability company (“Buyer”). Sellers, on the one hand, and Buyer, on the other hand, are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Sellers and Buyer are parties to that certain Purchase and Sale Agreement dated as of October 24, 2017 by and among Sellers, Buyer and Rosehill Resources Inc., a Delaware corporation, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of November 30, 2017 and that certain Second Amendment to Purchase and Sale Agreement dated December 8, 2017 (as amended from time to time, the “PSA”); and

WHEREAS, the Parties desire to amend the PSA as provided herein by executing this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

1.	Amendment to the PSA. Notwithstanding anything in the PSA to the contrary, the Parties acknowledge and agree, solely with respect to the Additional Assets (as defined below), the following:

(a)	The assets described in more details on Exhibit A attached hereto and any other assets Sellers acquired under those instruments described in more details on Exhibit B (collectively, the “Additional Assets”) shall be deemed “Additional Interests” for all purposes under the PSA.

(b)

The conveyance to Buyer of the Additional Assets and the other assets associated thereto shall occur on December 21, 2017 (the “Second Closing Date”); provided that Buyer shall be entitled to, on or before 5:00 p.m. (Central Time) time on January 31, 2018 (the “Second Closing Defect Claim Date”), (A) conduct title review and environmental due diligence on all Additional Assets to be conveyed, and (B) assert any matter Buyer deems to constitute a Title Defect pursuant to procedures set forth in Section 10.1 of the PSA (which shall apply mutatis mutandis, except for Section 10.1(e) of the PSA) or an Environmental Defect pursuant to procedures set forth in Section 10.3 of the PSA (which shall apply mutatis mutandis, except for Section 10.3(c) of the PSA). Sellers shall be entitled to cure each Title

Defect asserted under this Section 1(b) in accordance with Section 10.1(b). All uncured Title Defects and all Environmental Defects properly asserted under this Section 1(b) shall be taken into account (and adjustments made in respect thereof) to the fullest extent possible in accordance with Section 10.1 of the PSA and Section 10.3 of the PSA (including Buyer’s right under Section 10.3(b) of the PSA), as applicable.

(c)	At Sellers’ request, Buyer will deliver the amount equal to (A) the aggregate Additional Interest Values attributable to the Additional Assets (the “Second Closing Purchase Price”), minus (B) One Million Dollars ($1,000,000.00) (the “Second Closing Escrow Amount”), in such amounts and to such accounts as Seller may designate in writing prior to December 21, 2017. On the Second Closing Date, Buyer shall deposit into the Escrow Account the Second Closing Escrow Amount.

(d)	Within one (1) Business Day after Sellers make or fail to make an election to cure the asserted Title Defects under Section 10.1(b) of the PSA, the Parties shall jointly instruct the Escrow Agent to release (1) to Sellers, an amount, if positive, equal to (A) the Second Closing Escrow Amount, minus (B) the aggregate Title Defect Amounts of all Title Defects that Sellers did not elect to cure and the aggregate Remediation Amounts of all Environmental Defects, in each case, that are properly asserted under this Section 1(b), minus (C) the aggregate amount of Title Defect Amounts for which Sellers have elected to cure under Section 10.1(b) of the PSA, minus (D) the aggregate amount of Title Defect Amounts in dispute under Section 10.2 of the PSA, minus (E) the aggregate amount of Remediation Amounts in dispute under Section 10.4 of the PSA; and (2) to Buyer, the amount set forth under the foregoing clause (1)(B). Any Second Closing Escrow Amount not released to Sellers or Buyer under the foregoing sentence shall be deemed as “Defect Escrow Amount” for all purposes of the PSA and shall be released to the Party entitled to such amount in accordance with Section 3.6 of the PSA.

2.	Confirmation. Except as otherwise provided herein, the provisions of the PSA shall remain in full force and effect in accordance with their respective terms following the execution of this Amendment.

3.	Amendment and Ratification. This Amendment may be amended only by an instrument in writing executed by all Parties. This Amendment is entered into in connection with, and supplements the terms and provisions of, the PSA. The PSA and all other documents and instruments executed and delivered pursuant to the terms of the PSA are hereby amended so that any reference therein to the PSA shall mean a reference to the PSA as amended hereby. Except as expressly amended and supplemented by this Amendment, each Party hereby ratifies and confirms the terms and provisions of the PSA for all purposes and agrees that the PSA, as so amended and supplemented hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms. No supplement, amendment, alteration, modification, waiver or termination of this Amendment or the PSA shall be binding unless executed in writing by the Parties and specifically referencing this Amendment and the PSA as being supplemented, amended, altered, modified, waived or terminated.

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4.	Entire Agreement. THIS AMENDMENT, THE PSA, THE TRANSACTION DOCUMENTS AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO AND THERETO, COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AMENDMENT, THE PSA AND THE TRANSACTION DOCUMENTS, AND NEITHER SELLERS NOR BUYER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AMENDMENT AND THE TERMS OF THE PSA, THE TERMS OF THIS AMENDMENT SHALL CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN THE PSA OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AMENDMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 4.

5.	Assignment. No Party shall assign all or any part of this Amendment, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties, such consent to be withheld for any reason, and any assignment or delegation made without such consent shall be void.

6.	Miscellaneous: Capitalized terms used, but not defined herein, shall have the meanings given to those terms in the PSA. Sections 13.3 (Preparation of Agreement), 13.4 (Notices), 13.5 (Further Corporation), 13.7 (Parties in Interest), 13.9 (Waiver; Rights Cumulative), 13.10 (Governing Law; Jurisdiction), 13.11 (Severability), 13.12 (Counterparts), 13.13 (Joint and Several Liability), 13.14 (Siltstone Seller Representative) and 13.15 (Whitehorse Seller Representative) of the PSA shall apply to this Amendment as if set forth in full in this Amendment, mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

SELLERS

WHITEHORSE ENERGY, LLC

By:	/s/ Brian H. Pettit
Name:	Brian H. Pettit
Title:	President & CEO

WHITEHORSE ENERGY DELAWARE, LLC

By:	/s/ Brian H. Pettit
Name:	Brian H. Pettit
Title:	President & CEO

WHITEHORSE DELAWARE OPERATING, LLC

By:	/s/ Brian H. Pettit
Name:	Brian H. Pettit
Title:	President & CEO

[Signature Page to Third Amendment to Purchase and Sale Agreement]

SILTSTONE RESOURCES II - PERMIAN, LLC

By:	/s/ Michael J. Rosinski
Name:	Michael J. Rosinski
Title:	President

SILTSTONE RESOURCES II-B-PERMIAN, LLC

By:	/s/ Michael J. Rosinski
Name:	Michael J. Rosinski
Title:	President

[Signature Page to Third Amendment to Purchase and Sale Agreement]

BUYER

ROSEHILL OPERATING COMPANY, LLC

By:	/s/ J.A. Townsend
Name:	J.A. Townsend
Title:	President and Chief Executive Officer

[Signature Page to Third Amendment to Purchase and Sale Agreement]